Exhibit 99.1
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                                  CERTIFICATION

     By signing below, each of the undersigned officers hereby certifies pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge, (i) this report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of City Savings Financial Corporation.

     Signed this 14th day of May, 2003.


/s/ Thomas F. Swirski                    /s/ George L. Koehm
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Thomas F. Swirski                        George L. Koehm
President and Chief Executive Officer    Treasurer and Controller













A signed original of this written statement required by Section 906 has been provided to City Savings Financial Corporation and will be retained by City Savings Financial Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.